Vet Online Supply Chairman Statement of Share Buy-Back
KELSEYVILLE, CA, March 20, 2018 (GLOBE NEWSWIRE) -- Vet Online Supply, Inc. (OTC PINK:VTNL) (the Company), announces today the following statement from Daniel Rushford, Chairman of the Board.
"The purpose of this announcement is to inform you that our Board of Directors has approved a Share Repurchase Agreement (the "Offer") by Vet Online Supply, Inc. (the "Company") to repurchase an aggregate of up to 200,000,000 shares of its outstanding common stock (the "Shares") at a purchase price of $.01 per share, or $2,000,000 in total. The purchase price was determined by the Board after reviewing available price information on trades in the Company's Shares that have occurred in the last year and considering other factors they deemed appropriate.  The Board believes that this Offer will provide a liquidity opportunity and will increase value for our shareholders. PLEASE NOTE THAT THE COMPANY'S PURCHASE OFFER WILL CONTINUE THROUGH DECEMBER 31, 2019, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE "EXPIRATION DATE").
Neither the Company nor your Board of Directors is making any recommendation as to whether shareholders should or should not accept the Offer. It is not known whether any director or officer of the Company will offer any Shares pursuant to the Offer, but they are not prohibited from participating on the same basis as other shareholders. Please review carefully the enclosed copy of the Share Repurchase Agreement and this Letter of Transmittal (together, the "Share Repurchase Package") before deciding whether to offer any of your Shares as the Share Repurchase Package contains important information about the Offer. There is also a Description of Offer Terms located on the Company's web site under "XBRL Information" that supplements the Share Repurchase Package which you may find helpful. The web site is www.vetonlinesupplies.com • IF YOU DO NOT WISH TO OFFER YOUR SHARES, KINDLY DISREGARD THIS LETTER AND THE ENCLOSURES. YOU NEED NOT TAKE ANY ACTION TO RETAIN YOUR SHARES. • IF YOU WISH TO OFFER ANY SHARES PLEASE REVIEW THE SHARE REPURCHASE AGREEMENT AND COMPLETE AND RETURN THE REQUIRED DOCUMENTS BEFORE THE EXPIRATION DATE.
The Offer is not conditioned upon any aggregate minimum number of Shares being offered. The Offer is, however, subject to other conditions as described in the enclosed Share Repurchase Agreement, including the following: (i) if the Offer is oversubscribed, the Company's acceptance of any offers will be scaled back, on a pro rata basis; (ii) the Company will not purchase more than 1,000,000 Shares from any offering shareholder; and (iii) the Company will not purchase more than 200,000,000 Shares, in the aggregate, pursuant to this Offer, (subject, however, to the Board's sole discretion to increase such aggregate number).
The Offer is explained in detail in the enclosed Share Repurchase Agreement. We encourage you to read these materials carefully before making any decision with respect to the Offer. If you have any questions about the Offer or need assistance in offering your Shares, please do not hesitate to call William Haseltine, at 703-627-2652.  California BAR # 108388. You may also wish to contact your financial advisor, broker, dealer or other nominee for assistance concerning the Offer."
 www.vetonlinesupplies.com
ABOUT VET ONLINE SUPPLY:
Vet Online Supply Inc. is a small US based online retail reseller of proprietary veterinary products to enhance the pets health and well being. The goal of "Vet Online Supply" is to provide the $38B industry with value priced, superior quality products.
Safe Harbor for Forward-Looking Statements: This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The Company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.
Contact:
Meridian Consulting
323-364-3793
Source: Vet Online Supply, Inc.